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                                                                     EXHIBIT 4.8

                            (KCS ENERGY, INC. LOGO)

                                KCS ENERGY, INC.

                     2005 EMPLOYEE AND DIRECTORS STOCK PLAN

SECTION 1  PURPOSE AND SCOPE OF THE PLAN.

     1.1 Purpose. The purpose of the Plan is to promote the long-term success of the Company and the Subsidiaries by providing financial incentives to those key Employees and Non-Employee Directors who are in a position to make significant contributions toward such success. The Plan is designed (i) to attract individuals of outstanding ability to employment with the Company and the Subsidiaries, (ii) to encourage key Employees and Non-Employee Directors to acquire a proprietary interest in the Company and thereby align their interests more closely with the interests of the stockholders of the Company, (iii) to provide incentives for key Employees to continue employment with the Company and the Subsidiaries, (iv) to encourage and reward superior performance by key Employees, and (v) to assist the Company in securing and retaining highly qualified persons to serve as Non-Employee Directors, in which position they may contribute to the long-term growth and profitability of the Company, by affording such persons an opportunity to acquire Common Stock.

     1.2 Definitions. Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

          1.2.1 "Administrator" means the Board or the Committee appointed by the Board in accordance with Section 1.4 hereof.

          1.2.2 "Award Date" means, for any Bonus Period, the later to occur of
     (i) March 15 following the end of that Bonus Period or (ii) the date on which the Auditors render their opinion on the financial statements of the Company for the Company's third fiscal year in that Bonus Period.

          1.2.3 "Award Determination Date" means January 1 of any year while this Plan is in effect.

          1.2.4 "Award Distribution Date" means for any Bonus Period, March 15 following the fourth anniversary of the Award Determination Date for that Bonus Period.

          1.2.5 "Auditors" means the independent certified public accountants engaged to audit the financial statements of the Company as of the Award Date.

          1.2.6 "Board" means the Board of Directors of the Company as constituted from time to time.

          1.2.7 "Bonus Stock" means Common Stock awarded pursuant to the Stock Bonus.

          1.2.8 "Bonus Period" means the period beginning on an Award Determination Date and ending on the day prior to the third anniversary thereof.

          1.2.9 "Cause" means the occurrence of any of the following events: (i) the commission by Participant of an act of willful misconduct in any material respect including, but not limited to, the willful violation of any material law, rule, regulation or cease and desist order applicable to Participant or the Company (other than a law, rule or regulation relating to a minor traffic violation or similar offense), or an act which constitutes a breach of a fiduciary duty owed to the Company by Participant involving personal profit; (ii) the commission by Participant of an act of dishonesty relating to the performance of

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     Participant's duties, habitual unexcused absence from work, willful failure to perform duties in any material respect (other than any such failure resulting from Participant's incapacity due to physical or mental illness or disability), or gross negligence in the performance of duties resulting in damage or injury to the Company, its reputation or goodwill (provided, however, that in the event of Participant's willful failure to perform duties in any material respect, Participant shall be provided with written notice of such event and shall be provided with a reasonable opportunity, and in no event more than thirty (30) days, to cure such failure to perform his duties); or (iii) any felony conviction of Participant or any conviction involving dishonesty, fraud or breach of trust (other than for a minor traffic violation or similar offense), whether or not in the line of duty.

          1.2.10 "Change in Control" means the first to occur of any of the following events which occurs at any time after the Effective Date: (i) Any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an executive benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding securities; (ii) individuals who are members of the Board on the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement in replacement for a director who has died or become disabled and whose election was approved by a vote of at least a majority of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; (iii) a merger or consolidation of the Company with any other corporation or other business entity, other than a merger or consolidation which would result in the combined voting power of the Company's securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) a sale or disposition by the Company of all or substantially all of the Company's assets.

          1.2.11 "Code" means the Internal Revenue Code of 1986, as amended.

          1.2.12 "Committee" means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with
     Section 1.4.4.

          1.2.13 "Common Stock" means the common stock of the Company, $0.01 par value.

          1.2.14 "Company" means KCS Energy, Inc., a Delaware corporation.

          1.2.15 "Continuous Service" means that the Participant's service with the Company or a Subsidiary, whether as an Employee or director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to an Employee of a Subsidiary or a director will not constitute an interruption of Continuous Service. The Administrator or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

          1.2.16 "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

          1.2.17 "Effective Date" means the date specified in Section 8.10 hereof upon which the Board's adoption of the Plan is effective.

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          1.2.18 "Election Period" means the period beginning on the third business day following the date on which the Company files its quarterly or annual financial statements with the Securities and Exchange Commission, and ending on the twelfth business day following such filing date.

          1.2.19 "Employees" includes any employee of the Company or a Subsidiary and shall include any director who is also an employee.

          1.2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder will be deemed to include successor provisions thereto and rules thereunder.

          1.2.21 "Fair Market Value" means, as of any date, the value of the Common Stock as determined in good faith by the Administrator as follows:
     (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported; (ii) if the Common Stock is admitted to trading on a national securities exchange or the Nasdaq National Market or Nasdaq Small Cap Market, the Fair Market Value on any date shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date for such a sale was reported; or (iii) in the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

          1.2.22 "409A Award" means a grant or an award that is considered "nonqualified deferred compensation" within the meaning of Section 409A of the Code and Section 7 of this Plan.

          1.2.23 "Grant Date", as used with respect to a grant of a particular Option, Stock Appreciation Right or share of Restricted Stock, means the date as of which such Option, Stock Appreciation Right or share of Restricted Stock is granted pursuant to the Plan.

          1.2.24 "Incentive Stock Option" means an option that qualifies as an "incentive stock option" as described in Section 422 of the Code.

          1.2.25 "Non-Employee Director" means a member of the Board who is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

          1.2.26 "Option" means an option, granted pursuant to Section 2, to purchase shares of Common Stock and which shall be designated as either an Incentive Stock Option or a Supplemental Stock Option.

          1.2.27 "Option Period" means the period beginning on the Grant Date and ending the day prior to the tenth anniversary of the Grant Date, or such shorter period specified by the Administrator in the Option agreement.

          1.2.28 "Outside Director" means a member of the Board who is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations sec. 1.162-27(e)(3).

          1.2.29 "Participant" means a person to whom a grant of Options, Retainer Stock, SARs, Restricted Stock or a Stock Bonus is awarded pursuant to the Plan or, if applicable, such other person who holds an outstanding grant.

          1.2.30 "Performance-Based Stock Options" means Options granted if the Employee or the Company meets certain financial or other performance measurement targets or Performance Criteria.

          1.2.31 "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an Employee for a Performance Period. The Performance Criteria that will be used to establish Performance Goals, include but are not limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or

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     revenue, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, market share and other Company performance factors, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such an Employee.

          1.2.32 "Performance Goals" means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          1.2.33 "Performance Share Bonus" means a Stock Bonus awarded under
     Section 6 of the Plan under which, upon the satisfaction of predetermined individual or Company performance goals or objectives, shares of Common Stock are awarded to a Stock Bonus Designee.

          1.2.34 "Plan" means the 2005 Employees and Directors Stock Plan as set forth herein, as it may be amended from time to time.

          1.2.35 "Retainer" means the annual fee payable to a Non-Employee Director of the Corporation for service on the Board which is fixed from time to time by the Board, excluding (i) any annual fee payable for service on any Committee of the Board or for service as Chairman of any Committee of the Board, (ii) meeting fees payable for the attendance at meetings of the Board or its Committees for the relevant year, and (iii) any Options such Non-Employee Director is eligible to receive or is granted under this Plan.

          1.2.36 "Retainer Stock" means any Common Stock issuable pursuant to
     Section 3 hereof.

          1.2.37 "Retirement" means the Participant's termination of employment with the Company or a Subsidiary, on or after the Participant's sixty-second birthday, with the intention of not seeking any gainful activity in the future for reasons other than physical or mental disability.

          1.2.38 "Restricted Stock" means any restricted Common Stock granted by the Administrator pursuant to Section 5.

          1.2.39 "Stock Appreciation Right" or "SAR" means the right, granted by the Administrator pursuant to Section 4 hereof, to receive payment equal to the net increase, if any, in the Fair Market Value of a share of Common Stock from the Grant Date of such right to the date such right is exercised.

          1.2.40 "Stock Bonus" means the bonus awarded by the Administrator pursuant to Section 6.

          1.2.41 "Stock Bonus Designee" means any key Employee of the Company and/or any Subsidiary designated to receive a Stock Bonus pursuant to
     Section 6.

          1.2.42 "Subsidiaries" means any and all corporations with respect to which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned either by (i) the Company or (ii) one or more other corporations qualifying as a Subsidiary under clause (i).

          1.2.43 "Supplemental Stock Option" means any Option granted under this Plan, other than an Incentive Stock Option.

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          1.2.44 "Total and Permanent Disability", as applied to a Participant, means that the Participant has established to the satisfaction of the Administrator that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the Code).

     1.3 Aggregate Limitation.

          1.3.1 The aggregate number of shares of Common Stock with respect to which Options (including, without limitation, Incentive Stock Options), Retainer Stock, SARs, Restricted Stock or Stock Bonuses may be granted or awarded under the Plan shall not exceed 5,708,779 shares of Common Stock, subject to adjustment in accordance with Section 8.1 hereof, but reduced by 1,708,779, the total number of shares underlying options and awards granted and outstanding on the Effective Date ("Prior Outstanding Awards") under the terms of the KCS Energy, Inc. 2001 Employee and Directors Stock Plan (the "2001 Plan"). If, prior to the termination of the Plan, a Prior Outstanding Award shall expire, be forfeited or terminate for any reason without having been exercised in full, the shares subject to such expired, forfeited or terminated rights shall again be available for purposes of this Plan. If Prior Outstanding Awards expire, are forfeited or terminate for any reason without having been exercised in full, the number of shares of Common Stock which may be issued upon the exercise of Awards under the Plan shall be increased by the number of shares of Common Stock underlying such expired, forfeited or terminated Prior Outstanding Awards. In no event, however, will the maximum aggregate amount of Common Stock which may be issued upon exercise of all grants and awards under the Plan, including Incentive Stock Options and Prior Outstanding Awards that terminate and become available under this Plan, exceed 5,708,779 shares of Common Stock, subject to adjustment in accordance with Section 8.1 hereof.

          1.3.2 Any shares of Common Stock to be delivered by the Company upon the exercise of Options and SARs, as Retainer Stock, or upon the lapse of restrictions applicable to Restricted Stock or Bonus Stock, shall be issued from authorized but unissued shares of Common Stock or from Common Stock held by the Company as treasury stock, at the discretion of the Board.

          1.3.3 In the event that any grant or award of Options, SARs, Restricted Stock or Stock Bonuses hereunder lapses or otherwise terminates prior to being fully exercised or is otherwise forfeited, any share of Common Stock allocable to the unexercised or forfeited portion of such grant may again be made subject to a grant of Options, Retainer Stock, SARs, Restricted Stock or Stock Bonuses.

          1.3.4 Subject to the provisions of Section 8.1 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options or SARs covering more than One Million (1,000,000) shares of Common Stock during any calendar year. This Section 1.3.4 shall not apply prior to the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system ("Listing Date") and, following the Listing Date, this Section 1.3.4 shall not apply until (a) the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 1.3.1);
     (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; or (iv) the first meeting of shareholders at which Directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under
     Section 12 of the Exchange Act; or (b) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

     1.4 Administration of the Plan.

          1.4.1 The Plan shall be administered by the Board unless and until the Board delegates administration to the Committee (the group that administers the Plan is referred to as the "Administrator").

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          1.4.2 The Administrator shall have the power and authority to select and grant to Participants, grants of Options, SARs, Restricted Stock, and awards of Bonus Stock pursuant to the terms of the Plan. In particular, the Administrator shall have the authority:

             1.4.2.1 To determine the identity of key Employees of the Company and the Subsidiaries to whom, and the times at which, Options, SARs, Restricted Stock, and Bonus Stock shall be granted or awarded and the number of shares of Common Stock to be subject to each such Option, SAR, Restricted Stock, and Bonus Stock grant or award, taking into account the nature of the services rendered by the particular Employee, the Employee's potential contribution to the long-term success of the Company and the Subsidiaries and such other factors as the Administrator in its discretion shall deem relevant;

             1.4.2.2 to exercise discretion to construe and interpret the Plan and apply its provisions;

             1.4.2.3 to promulgate, amend and rescind rules and regulations relating to the administration of the Plan;

             1.4.2.4 to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

             1.4.2.5 to prescribe the terms, conditions and provisions of the agreements for the grant of Options, SARs, Restricted Stock, and the award of Stock Bonuses (which need not be identical), including, without limitation, the exercise price and medium of payment, vesting provisions and to specify the provisions of any agreement relating to such grant;

             1.4.2.6 to determine whether each Option is to be an Incentive Stock Option or a Supplemental Stock Option;

             1.4.2.7 to make all other determinations necessary or advisable in order to administer the Plan;

             1.4.2.8 to determine the time or times when each Option or SAR, or part of either thereof, may be exercised, within the limits stated in the Plan; and

             1.4.2.9 subject to Section 5.1, to determine the term of the Restricted Period (as defined in Section 5.1) and any other conditions applicable to Restricted Stock and Bonus Stock.

             1.4.2.10 to amend any outstanding grants and awards for the purpose of modifying the time or manner of vesting, the exercise price, or other terms or conditions of any outstanding grant. If any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her award, such amendment shall also be subject to the Participant's consent (provided, however, a cancellation of a grant or award where the Participant receives a payment equal in value to the Fair Market Value of the vested grant or award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock subject to the vested Option and the exercise price, shall not be an impairment of the Participant's rights that requires consent);

             1.4.2.11 to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting a termination of Continuous Service for purposes of the Plan;

             1.4.2.12 to make decisions with respect to outstanding grants and awards that may become necessary upon a Change in Control or an event that triggers equitable adjustments under Section 8.1; and

             1.4.2.13 to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

          1.4.3 All decisions of the Administrator upon questions of administration or interpretation of the Plan or any grant or award under the Plan shall be conclusive and binding on the Company and the Participants.

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          1.4.4 The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board.

             1.4.4.1 The term "COMMITTEE" shall apply to the person or persons to whom authority for administration of the Plan has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without Cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

             1.4.4.2 At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 of the Exchange Act and/or
        Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

          1.4.5 Indemnification In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator's consultants shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

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     1.5 Eligibility for Awards.

          1.5.1 Employees. The Administrator shall designate from time to time the key Employees of the Company and the Subsidiaries who, based on their current and potential contribution to the success of the Company, are to be granted Options, SARs, Restricted Stock, and awards of Bonus Stock. Except as provided in Section 1.5.2, in no event may a member of the Committee or any Non-Employee Director of the Company be granted an Option, SAR, Restricted Stock or a Stock Bonus award.

          1.5.2 Non-Employee Directors. Each director of the Company who, on any date on which an Option or Retainer Stock is granted pursuant to
     Section 2.1.2 or Section 3, is not an Employee of the Company or a Subsidiary, will be eligible to receive Options or Retainer Stock so granted under the Plan; provided, however, that no Incentive Stock Option may be issued to such Non-Employee Director; and provided, further that no director who was appointed or nominated pursuant to the terms of any debt instrument, preferred stock, underwriting agreement, or other contract entered into by the Company will be eligible to participate in the Plan.

SECTION 2  STOCK OPTIONS.

     2.1 Grant of Options.

          2.1.1 Employee Options. The Administrator may from time to time, subject to the provisions of the Plan, grant to key Employees of the Company and the Subsidiaries Options to purchase shares of Common Stock allotted in accordance with Sections 1.3 and 1.4 hereof. The Administrator may designate what portion, if any, of an Option is an Incentive Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Supplemental Stock Option and shall satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3 hereof. Incentive Stock Options may be granted only to Employees.

          2.1.2 Non-Employee Director Options. A Supplemental Stock Option may be granted each year during the term of the Plan, at the close of business on the date on which the annual meeting of shareholders of the Company is held, to each Non-Employee Director who is then eligible for such grant under Section 1.5.2 hereof. The number of shares of Common Stock subject to the Supplemental Stock Option will be determined by the Administrator.

     2.2 Option Requirements. Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          2.2.1 An Option shall be evidenced by a written instrument specifying the number of shares of Common Stock that may be purchased upon its exercise and containing such terms and conditions consistent with the Plan as the Administrator shall determine.

          2.2.2 No Option shall be granted on or after the tenth anniversary of the effective date of the Plan.

          2.2.3 An Option shall not be exercisable after the expiration of the Option Period.

          2.2.4 The Administrator may provide, in the instrument evidencing an Option granted to an Employee, for the lapse of the Option, prior to the expiration of the Option Period, upon the occurrence of any event specified by the Administrator.

          2.2.5 An Option price per share of Common Stock shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the corporate reorganization provisions of Section 424(a) of the Code.

          2.2.6 An Option shall not be transferable other than by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death) and, an Option shall be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative, provided that such transfer or exercise complies with the requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code.

          2.2.7 The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Administrator in its discretion may provide for an acceleration of vesting and exercisability in the terms of any Option agreement in the event a Change in Control occurs or in the event of a Participant's Retirement.

          2.2.8 Lapse of Options.

             2.2.8.1 Termination of Continuous Service. Unless otherwise provided in an Option agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant's Continuous Service terminates (other than upon the Participant's death, Total and Permanent Disability or termination for Cause), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Participant's Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option within the time specified in the Option agreement, the Option shall terminate. Outstanding Options that are not exercisable at the time a Participant's Continuous Service terminates for any reason other than Cause (including upon the Participant's death or Total and Permanent Disability) shall be forfeited and expire at the close of business on the date of such termination.

             2.2.8.2 Death. Unless otherwise provided in an Option agreement, in the event a Participant's Continuous Service terminates as a result of the Participant's death or if the Participant dies within three (3) months following the date of termination of Continuous Service, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant's death, but only within the period ending on the earlier of (a) the date twelve (12) months following the date of death or (b) the expiration of the term of such Option as set forth in the Option agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

             2.2.8.3 Total and Permanent Disability. Unless otherwise provided in an Option agreement, in the event that a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Option agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

             2.2.8.4 Termination for Cause. Unless otherwise provided in an Option agreement, in the event that a Participant's Continuous Service terminates as a result of the Participant's termination by the Company for Cause, all outstanding Options granted to such Participant shall expire as of the commencement of business on the date of such termination of Continuous Service.

             2.2.8.5 Extension of Termination Date. If, after termination of Continuous Service, the Participant does not exercise his or her Option within the time specified in the Option agreement, the Option shall terminate. Outstanding Options that are not exercisable at the time a Participant's Continuous Service terminates for any reason other than Cause (including upon the Participant's death or Total and Permanent Disability) shall be forfeited and expire at the close of business on the date of such termination. An Option agreement may also provide that if the exercise of the Option following the termination of the Participant's Continuous Service (other than upon the Participant's death or Total and Permanent Disability) would be prohibited at any time solely because the exercise of the option or issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law requirement, then the Option shall terminate on the earlier of (a) the expiration of the Option Period or (b) the expiration of a period after termination of the Participant's Continuous Service that is three (3) months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

          2.2.9 A person electing to exercise an Option shall give written notice, in such form as the Administrator may require, of such election to the Company and shall tender to the Company the full purchase price of the shares of Common Stock for which the election is made. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) in the discretion of the Administrator, upon such terms as the Administrator shall approve, the exercise price may be paid: (1) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a "Stock For Stock Exchange"); (2) during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, or if the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the Common Stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported), by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a "Cashless Exercise"); (3) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note. However, if there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, or if the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market) or any similar system whereby the Common Stock is regularly quoted by a recognized securities dealer but closing sale prices are not reported), a Cashless Exercise, exercise with a promissory note or other transaction by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, or a Subsidiary in violation of section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. sec. 78m(k)) shall be prohibited with respect to any grant under this Plan.

          2.2.10 As soon as practicable after the receipt of such written notice and full payment, the Company will deliver to the Participant or another person exercising the Option as permitted under Section 2.2.6 one or more certificates for the requisite number of shares of Common Stock.

          2.2.11 A Participant to whom Common Stock is issued pursuant to this
     Section 2 will have all the rights of a holder of Common Stock, including the right to receive dividends paid on such Common Stock and the right to vote such Common Stock at meetings of shareholders of the Company from and after the date of such issuance.

          2.2.12 The exercise or lapse of any number of tandem SARs shall cause a corresponding reduction in the number of shares of Common Stock then available for purchase by exercise of the related Option.

     2.3 Incentive Stock Option Requirements. An Option designated by the Administrator as an Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code and shall satisfy, in addition to the conditions of Section 2.2 hereof, the conditions set forth in this Section 2.3.

          2.3.1 An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock (taking into account the attribution rules of Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or its subsidiaries, as defined in Section 424(f) of the Code) unless the Option price is equal to at least one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Grant Date, and the option is not exercisable after five (5) years from the Grant Date.

          2.3.2 To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Supplemental Stock Options.

          2.3.3 Each instrument evidencing grant of an Incentive Stock Option shall require the Participant to notify the Company of any disposition (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two
     (2) years from the Grant Date of such Incentive Stock Option or within one
     (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option within ten (10) days of such disposition. Any such notice shall advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

     2.4 Performance-Based Stock Option Requirements. The Administrator may condition the grant of an Option on the attainment of any Performance Goals established by the Administrator. The determination as to the satisfaction of any Performance Goals shall be made by the Administrator. If the Administrator

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

determines that an Employee has attained the Performance Goals specified in the conditional grant, the Administrator will award the Employee Options in accordance with the provisions of this Section 2.

     2.5 Additional Requirements Under Section 409A. Each Option agreement shall include a provision whereby, notwithstanding any provision of the Plan or the Option agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under section 409A of the Code, in accordance with Section 7 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code.

SECTION 3 RETAINER STOCK. During the term of this Plan, a percentage of the Retainer may be payable in Common Stock in lieu of cash, to the extent and subject to the terms and conditions set forth below.

          3.1 Annual Stock Payment. The number of shares of Common Stock to be issued pursuant to this Section 3 will be equal to (i) the percentage of the Retainer determined by the Board for the relevant year divided by (ii) the Fair Market Value per share of Common Stock. No fractional shares will be issued; instead, the Fair Market Value of such fractional shares shall be paid in cash to the director. As promptly as practicable after the number of shares to be issued under this Section 3 is determined, the Company will deliver to the director one or more certificates representing shares of Common Stock issued to such director pursuant to this Section 3, registered in the name of the director (or, if requested by the director, in joint names of the director and his or her spouse). No payment will be required from the director upon the issuance or delivery of any Common Stock pursuant to this Section 3, except (if applicable) as provided in
     Section 8.6. Retainer Stock shall be issued and the remaining cash Retainer amount shall be paid not later than (i) the date that is 2 1/2 months after the end of the director's taxable year for which the Retainer was earned and the director has a legally binding right to such amounts; or (ii) the date that is 2 1/2 months after the end of the Company's taxable year for which the Retainer was earned and the director has a legally binding right to such amounts, whichever is later.

          3.2 Rights of Director. A director to whom Common Stock is issued pursuant to this Section 3 will have all the rights of a holder of Common Stock, including the right to receive dividends paid on such Common Stock and the right to vote such Common Stock at meetings of shareholders of the Company from and after the date of such issuance.

SECTION 4  STOCK APPRECIATION RIGHTS.

     4.1 Grant of Rights.

          4.1.1 The Administrator may grant a Stock Appreciation Right either as a stand alone right or, provided the requirements of Section 4.1.2 are satisfied, in tandem with all or any part of the shares of Common Stock that may be purchased by the exercise of an Option.

          4.1.2 A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (a) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (b) satisfies the requirements of Section 4.3 and Section 7 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (i) the floor for determining the appreciation component of the Stock Appreciation Right that will be paid to the Participant (i.e., the amount used to determine the appreciation in excess of the value of the Common Stock that the holder is entitled to receive upon exercise (hereinafter, the "SAR exercise price")) may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted, (ii) the Common Stock subject to the right is traded on an established securities market, (iii) only such traded Common Stock may be delivered in settlement of the right upon exercise, and
     (iv) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

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

          4.1.3 Upon exercise of a Stock Appreciation Right (which exercise shall, unless the Administrator otherwise consents, be made only during an Election Period), the Company shall pay the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR exercise price. A Stock Appreciation Right shall not be exercisable if the Fair Market Value of a share of Common Stock on the Grant Date exceeds the Fair Market Value of such share of Common Stock on the date of exercise.

          4.1.4 Payment with respect to the exercise of a Stock Appreciation Right shall be made in shares of Common Stock, valued at Fair Market Value on the date of exercise.

     4.2 Rights Requirements.

          4.2.1 Stock Appreciation Rights shall be evidenced by a written instrument containing such terms and conditions consistent with the Plan as the Administrator shall determine.

          4.2.2 Stock Appreciation Rights granted in relation to an Option shall be exercisable only to the extent the Option is exercisable. However, no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 4.1.2(a) are satisfied.

          4.2.3 A person electing to exercise Stock Appreciation Rights shall give written notice, in such form as the Administrator may require, of such election to the Company.

          4.2.4 The exercise or lapse of an Option to purchase any number of shares of Common Stock shall cause an equivalent reduction in the number of tandem Stock Appreciation Rights.

          4.2.5 Stock Appreciation Rights shall not be transferable other than by will or the laws of descent and distribution and, during the Participant's lifetime, the Stock Appreciation Rights shall be exercisable only by the Participant; except that the Administrator may permit:

             4.2.5.1 exercise, during the Participant's lifetime, by the Participant's guardian or legal representative; and

             4.2.5.2 transfer, upon the Participant's death, to beneficiaries designated by the Participant in a manner authorized by the Administrator;

        provided that the Administrator determines that such exercise or such transfer complies with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to a Stock Appreciation Right granted in tandem with an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code.

     4.3 Additional Requirements under Section 409A. A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 4.1.2(a) shall satisfy the requirements of this Section 4.3 and the additional conditions applicable to nonqualified deferred compensation under section 409A of the Code, in accordance with Section 7 hereof. The requirements herein shall apply in the event any Stock Appreciation Right under this Plan is granted with an SAR exercise price less than Fair Market Value of the Common Stock underlying the award on the date the Stock Appreciation Right is granted (regardless of whether or not such SAR exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR exercise price), provides that it is settled in cash, or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR exercise price (the "SAR Amount"). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time or payment schedule specified in the governing written instrument or in Section 7.1.1 hereof.

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

SECTION 5  RESTRICTED STOCK.

     5.1 Grant of Restricted Stock. The Administrator may from time to time, subject to the provisions of the Plan, grant Restricted Stock to key Employees of the Company and the Subsidiaries. At the time an award of Restricted Stock is made, the Administrator shall establish a period of time (the "Restricted Period") applicable to such award, which shall not be less than three (3) years, nor more than five (5) years unless the award is accompanied by performance standards. In the latter event, the Restricted Period shall not be less than one
(1) year, nor more than five (5) years. Subject to the foregoing limitation, each award of Restricted Stock may have a different Restricted Period. Notwithstanding the foregoing or anything in Section 5.2 to the contrary, all restrictions shall lapse or terminate with respect to all Restricted Stock upon death or Total and Permanent Disability or Retirement of the Participant.

     5.2 Restricted Stock Requirements. Upon the grant of an award of Restricted Stock, a stock certificate representing the number of shares of Common Stock equal to the number of shares of Restricted Stock granted to a Participant shall be registered in the Participant's name but shall be held by the Company for the Participant's account. The Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock, except that the following restrictions shall apply: (i) the Participant shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator;
(ii) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Administrator; and
(iii) unless otherwise determined by the Administrator, all of the Restricted Stock shall be forfeited and all the rights of the Participant to such Restricted Stock shall terminate without further obligation on the part of the Company unless the Participant has remained a regular full-time employee of the Company, the Subsidiaries or any combination thereof until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator applicable to such Restricted Stock. At the discretion of the Administrator, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Administrator. Cash or stock dividends so withheld by the Administrator shall not be subject to forfeiture. Upon the forfeiture of any Restricted Stock, such forfeited Restricted Stock shall be transferred to the Company without further action by the Participant. The Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 6.1.

     5.3 Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required from the Participant upon the issuance or delivery of any Common Stock pursuant to this Section 5.3, except as provided in Section 8.6. The Common Stock certificate shall be issued and delivered not later than (i) the date that is 2 1/2 months after the end of the Participant's taxable year for which the Restriction Period ends and the Participant has a legally binding right to such amounts; or (ii) the date that is 2 1/2 months after the end of the Company's taxable year for which the Restriction Period ends and the Participant has a legally binding right to such amounts, whichever is later.

SECTION 6  STOCK BONUS.

     6.1 Designation of Eligible Employees; Manner of Payment. The Administrator may, prior to or during any Bonus Period, designate the Stock Bonus Designees eligible to receive a Stock Bonus for such Bonus Period. All Stock Bonuses shall be paid in Bonus Stock.

     6.2 Amount of Stock Bonus. The number of shares of Bonus Stock which a Stock Bonus Designee shall be eligible to receive for a Bonus Period equals (i) a portion (as determined by the Administrator) of the Stock Bonus Designee's annual base salary on the Award Determination Date for that Bonus Period (exclusive of any bonuses, cash or non-cash consideration paid under benefit plans, perquisites or other non-salary compensation), divided by (ii) the Fair Market Value of Common Stock on the Award Determination Date for that Bonus Period. The Company shall not issue fractional shares of Bonus Stock, but will pay in cash, in lieu thereof, such Fair Market Value on the Award Distribution Date for that Bonus Period (if the Stock Bonus Designee continues to be employed by the Company or the Subsidiaries on such date).

     6.3 Award of Stock Bonus. A Stock Bonus Designee eligible to receive Bonus Stock for a Bonus Period shall be awarded Bonus Stock on the Award Date for that Bonus Period only if:

          6.3.1 The Stock Bonus Designee shall remain a regular full-time employee of the Company or the Subsidiaries through such Award Date; and

          6.3.2 The Stock Bonus Designee's employer attains the financial goals established for that entity during such Bonus Period, as established by the Administrator, and the Stock Bonus Designee meets any Performance Goals established by the Administrator. The determination as to the satisfaction of such financial goals shall be made by the Administrator on the Award Date for that Bonus Period, provided that the Administrator shall be entitled to submit any questions regarding satisfaction of such financial goals to the Auditors, and the Administrator shall be entitled to conclusively rely upon any decision made by the Auditors regarding such questions. In the event that a Stock Bonus Designee's employment during the Bonus Period shall be transferred among the Company and its Subsidiaries, the Administrator may make adjustments to the amount of the Stock Bonus and/or set new or different performance standards for the Stock Bonus Designee's new employer, upon written notification to the Stock Bonus Designee. The determination as to the satisfaction of any Performance Goals shall be made by the Administrator.

     6.4 Restrictions. The Bonus Stock issued pursuant to Section 6.3 shall be held and shall be subject to the restrictions imposed on Restricted Stock pursuant to Section 5.2.

     6.5 Lapse of Restrictions. Upon the expiration or termination of the Restricted Period set forth in Section 6.4 with respect to Bonus Stock and the satisfaction of any other conditions prescribed by the Administrator, or upon the death or Total and Permanent Disability or Retirement of a Stock Bonus Designee after an award of Bonus Stock, the restrictions applicable to the Bonus Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, to the Stock Bonus Designee or the Stock Bonus Designee's beneficiary or estate, as the case may be. No payment will be required from the Stock Bonus Designee upon the issuance or delivery of any Common Stock pursuant to this Section 6.5, except as provided in Section 8.6. The Common Stock certificate shall be issued and delivered not later than (i) the date that is 2 1/2 months after the end of the Participant's taxable year for which the Restriction Period ends and the Participant has a legally binding right to such amounts; or (ii) the date that is 2 1/2 months after the end of the Company's taxable year for which the Restriction Period ends and the Participant has a legally binding right to such amounts, whichever is later.

SECTION 7 ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A OF THE CODE. In the event any grant or award under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the grant or award on the Grant Date (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute "nonqualified deferred compensation" within the

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

meaning of Section 409A of the Code (a "409A AWARD"), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any 409A Award agreement.

     7.1 Exercise and Distribution. No 409A Award shall be exercisable or distributable earlier than upon one of the following:

          7.1.1 Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of ten (10) years from the Award Date or Grant Date. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Award Date or Grant Date.

          7.1.2 Separation from Service. Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided however, if the 409A Award recipient is a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company's stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 7.1.2 may not be made before the date which is six months after the date of separation from service.

          7.1.3 Death.  The date of death of the 409A Award recipient.

          7.1.4 Disability. The date the 409A Award recipient becomes disabled (within the meaning of Section 7.4.2 hereof).

          7.1.5 Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 7.4.3 hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant's other assets (to the extent such liquidation would not itself cause severe financial hardship).

          7.1.6 Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 7.4.1 hereof), including the Company's discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

     7.2 Term. Notwithstanding anything to the contrary in this Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such award shall no longer be exercisable on the date that is the later of: (a) 2 1/2 months after the end of the Company's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 7 hereof and is not subject to a substantial risk of forfeiture; or (b) 2 1/2 months after the end of the 409A Award recipient's taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 7 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of
(i) the expiration of ten (10) years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.

     7.3 No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 7 hereof, except in the case of one of the following events:

          7.3.1 Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

          7.3.2 Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

          7.3.3 Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the

     409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that the such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this
     Section 7 and the requirements of Section 409A of the Code.

     7.4 Definitions. Solely for purposes of this Section 7 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

          7.4.1 "Change in Control Event" means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in IRS Notice 2005-1, Q&A-11, Q&A-12, Q&A-13 and Q&A-14).

          7.4.2 "Disabled" means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

          7.4.3 "Unforeseeable Emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

SECTION 8  GENERAL PROVISIONS.

     8.1 Adjustment Provisions.

          8.1.1 If any recapitalization, reclassification, spinoff, combination, repurchase, stock split or reverse split or consolidation of Common Stock is effected;

             8.1.1.1 the outstanding shares of Common Stock are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

             8.1.1.2 new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common Stock; or

             8.1.1.3 any distribution is made to the holders of the Common Stock other than a cash dividend; then the Administrator shall make appropriate adjustments to:

                8.1.1.3.1. the number and class of shares or other securities that may be issued or transferred pursuant to Section 3 hereof or pursuant to outstanding Options, SARs, awards of Restricted Stock or awards of Bonus Stock;

                8.1.1.3.2. the number and class of shares or other securities available for issuance under the Plan; and

                8.1.1.3.3. the purchase price to be paid per share under outstanding Options, the number of shares to be issued pursuant to
           Section 3, or the amount to be paid by the Company upon an exercise of an SAR under Section 4.1.3.

          8.1.2 Upon the dissolution or liquidation of the Company, the Plan shall terminate, and all previously granted awards shall lapse on the date of such dissolution or liquidation.

          8.1.3 In the event of a Change in Control, dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the surviving entity; or a reverse merger in which the Company is the surviving entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (i) the continuation of outstanding grants by the Company (if the Company is the surviving entity); (ii) the assumption of the Plan and such outstanding grants by the surviving entity or its parent; (iii) the substitution by the surviving entity or its parent of grants with substantially the same terms (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 8.1.3) for such outstanding grants and, if appropriate, subject to the equitable adjustment provisions of Section
     8.1.1 hereof; (iv) the cancellation of such outstanding grants in consideration for a payment equal in value to the Fair Market Value of vested grants, or in the case of an Option, the difference between the Fair Market Value and the exercise price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or
     (v) the cancellation of such outstanding grants without payment of any consideration. If such Options, SARs, Restricted Stock or Bonus Stock would be canceled without consideration the grants shall become fully exercisable and all forfeiture restrictions on such Stock shall lapse. The Participant shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or ten days after the Administrator provides the grant holder a notice of cancellation, to exercise such grants in whole or in part without regard to any installment exercise provisions in the grant agreement. In addition, the Administrator, in its discretion, may provide for acceleration of unvested awards in connection with any of the alternatives described above.

          8.1.4 Adjustments under Section 8.1.1 shall be made at the sole discretion of the Administrator, and its decision shall be binding and conclusive, subject to any legally required approval of any other person or entity.

          8.1.5 Except as provided in Section 8.1.1, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the Options, Retainer Stock, SARs, Restricted Stock or Bonus Stock.

     8.2 Additional Conditions. Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Administrator or the Board may impose.

     8.3 No Right to Employment or Directorship. Nothing in the Plan or in any instrument executed pursuant hereto shall confer upon any Employee or director any right to continue in the employ of the Company or the Subsidiaries, or to serve as a director of the Company, or shall affect the right of the Company or the Subsidiaries to terminate the employment of any Employee, with or without Cause.

     8.4 Legal Restrictions. The Company will not be obligated to issue shares of Common Stock or make any payment pursuant to the Plan if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange or automated quotation system upon which the Common Stock is then listed or quoted. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances and take any actions satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obligated to take any action in order to cause the exercise of any Option or SAR.

     8.5 No Rights as Shareholders. Except as provided herein with respect to Retainer Stock, Restricted Stock and Bonus Stock, no Participant or Stock Bonus Designee, and no beneficiary or other person claiming through a Participant or Stock Bonus Designee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option or SAR until such shares of Common Stock shall have been transferred to the Participant or such person. Furthermore, the existence of the Options, SARs, Restricted Stock or Bonus Stock shall not affect the right or power of the Company or its shareholders to (i) make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) issue any bonds, debentures, preferred or prior preference stocks affecting the Common Stock of the Company or the rights thereof; (iii) dissolve or liquidate the Company, or effectuate a sale or transfer of all or any part of its assets or business; or (iv) take any other corporate action, whether of a similar character or otherwise.

     8.6 Withholding Taxes.

          8.6.1 Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

          8.6.2 Whenever shares of Common Stock are to be delivered or an award is considered wages pursuant to the Plan, the Company shall be entitled to require as a condition of delivery that the Participant or Stock Bonus Designee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto.

          8.6.3 To the extent provided by the terms of any written instrument evidencing a grant under this Plan and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of or acquisition of Common Stock under any grant by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company or (d) by execution of a recourse promissory note.

     8.7 Choice of Law. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Delaware. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Delaware without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

     8.8 Changes to the Plan and Awards.

          8.8.1 Changes to the Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in
     Section 8.1 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable law or any Nasdaq or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or awards granted under it into compliance therewith. Rights under any award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. However, a cancellation of an award where the Participant receives a payment equal in value to the Fair Market Value of the vested award or, in the case of vested Options, the difference between the Fair Market Value and the exercise price, shall not be an impairment of the Participant's rights that requires consent.

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

          8.8.2 Changes to Outstanding Awards. Except as limited under Section 8.8.1, the Board may amend, alter, suspend, discontinue, or terminate any grant or award theretofore granted hereunder and any agreement relating thereto, provided, however, that, without the consent of the affected Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under or with respect to any award theretofore granted or paid to him or her or any agreement relating thereto. However, a cancellation of an award where the Participant receives a payment equal in value to the Fair Market Value of the vested award or, in the case of vested Options, the difference between the Fair Market Value and the exercise price, shall not be an impairment of the Participant's rights that requires consent.

          8.8.3 Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     8.9 Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 in connection with any award to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any agreement relating to an award does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, the Board shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder or take other action if such authority would cause a Participant's transactions under the Plan to not be exempt under Rule 16b-3.

     8.10 Effective Date and Duration of Plan. The Plan will be effective March 31, 2005. The Plan will remain in effect until the earlier of (i) March 31, 2015, but no later than the day before the 10th anniversary of the effective date, (ii) termination of the Plan pursuant to Section 8.8.1, or (iii) such time as no Common Stock remains available for issuance under the Plan and the Company has no further rights or obligations under the Plan with respect to awards granted or paid under the Plan. No award shall be granted pursuant to the Plan after such date, but awards theretofore granted may extend beyond that date. The adoption of the Plan is subject to approval of the Company's stockholders, which approval must be obtained within 12 months after its adoption by the Board. If the Company's stockholders fail to approve the Plan within 12 months after its adoption by the Board, any grants, awards or sales of Common Stock that have already occurred shall be rescinded, and no additional grants, awards or sales shall be made thereafter under the Plan.

     8.11 Execution. To evidence the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of March 31, 2005.

                                          KCS ENERGY, INC.

                                          By: /s/ J.T. Leary
                                             -----------------------------------
                                             Joseph T. Leary
                                             Vice President and Chief Financial
                                             Officer

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